Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated January 24, 2021, relating to the financial statements of BlueRiver Acquisition Corp., which is contained in that Prospectus. We also consent to the references to us under the caption "Experts" in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 24, 2021